INDEPENDENT CONSULTING AGREEMENT

This INDEPENDENT Consulting Agreement (the “Agreement”) is made and entered into effective as of June 20, 2020 (the “Effective Date”), by and between Eco Innovation Group, Inc. a nevada corporation (“the Company”), and Tabular Investments, LLC a company, (“Consultant”). For the purpose of this agreement, Consultant and Company shall be collectively referred to as “Parties” and individually as “Party”.

RECITALS

Whereas, the Company desires to engage Consultant, and Consultant desires to accept the engagement by the Company, as a consultant to the Company on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.                Consulting Services. Subject to the terms and conditions of this Agreement, the Company hereby engages Consultant, and Consultant hereby accepts the engagement by the Company, to serve as a consultant to the Company. Consultant shall oversee the Company’s accounting, strategic planning and business affairs (“Services”); provided, however, that: (i) Consultant shall perform all Services in a timely and professional manner, using a degree of skill and care at most consistent with industry standards; (ii) Consultant shall report the progress of its Services to the Company’s executive officers; and (iii) Consultant shall commit to the Company at the minimum of ten (10) hours per week.

2.                Consultant’s Representation. Consultant represents that it and including its employees have the requisite education, expertise, experience and skills and knowledge to render the desired Services and Consultant shall perform the Services in a competent and efficient manner. Consultant shall abide by all laws, rules and regulations that apply to the performance of the Services.

3.                Compensation.

3.1             As full and complete consideration for Consultant’s performance of the Consultant’s Services outlined in §1 of this Agreement, the Company shall compensate Consultant Six Hundred Thousand Common Shares (600,000) (the “Consulting Fees”) for twelve (12) months (see §8 below for terms).

4.        Expenses. The Company will not reimburse Consultant for out-of-pocket expenses.

5.        Independent Contractor Relationship. Consultant’s relationship with the Company shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent, nor an executive member, or affiliate as defined under SEC Rule 144 of the Company and is not authorized to make any representation, contract or commitment on behalf of the Company. Consultant shall not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal or provincial tax authority with respect to Consultant’s performance of the Services and receipt of the Consulting Fees pursuant to this Agreement. Given that the Consultant is an independent contractor, the Company will not withhold or make payments for unemployment insurance or disability insurance contributions or obtain worker’s compensation insurance on Consultant’s behalf. Consultant agrees to accept exclusive liability for complying with all applicable federal, provincial and local laws governing self-employed individuals, including, without limitation, obligations such as the payment of taxes, disability and other contributions based on the Consulting Fees paid to Consultant. Consultant hereby agrees to indemnify, hold harmless and defend the Company from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

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6.        No Conflicting Obligation. Consultant represents that Consultant’s entering into this Agreement, Consultant’s performance of all of the terms of this Agreement and Consultant’s performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between any Consultant and any third party, including, without limitation, any agreement or other arrangement between Consultant and any third party to keep in confidence any proprietary information of another entity acquired by Consultant in confidence or in trust prior to the date of this Agreement. Consultant agrees not to enter into any agreement that conflicts with this Agreement while this Agreement remains in effect.

7.        Term And Termination.

7.1       Term. This Agreement shall be in effect from the Effective Date (the “Initial Term”) to June 20, 2021. This Agreement may be renewed for an additional time-period as the Parties may mutually agree upon on or prior to the expiration date of this Agreement.

7.2        Termination by Consultant. This Agreement may be terminated, for any reason or no reason at all, by Consultant at any time following the Effective Date by delivering fourteen (14) days’ prior written notice to the Company.

7.3       Termination by the Company. This Agreement cannot be terminated by the Company and shall remain binding on the Company for the entire Term.

7.4       Effect of Termination. The obligations set forth under this Agreement, as well as any outstanding payment or reimbursement obligations of the Company for Services performed prior to the date of notice of termination, shall survive any termination of this Agreement. Upon any termination of this Agreement, Consultant shall promptly deliver to the Company all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.

8.        Miscellaneous.

8.1       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to The Company or to Consultant, as applicable, at the respective addresses set forth on the signature page to this Agreement or at such other address(es) as the Company or Consultant may designate by ten (10) days advance written notice to the other Party hereto.

8.2        Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, County of Los Angeles, as applied to contracts to be performed entirely within such state.

8.3        Successors and Assigns. The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as the Company has specifically contracted for Consultant’s services, which services are unique and personal, Consultant may not assign, subcontract or delegate Consultant’s obligations under this Agreement either in whole or in part to any Party without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company’s business.

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8.4        Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.5        Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the Parties hereto.

8.6        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

8.7        Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

8.8        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email, portable document format (or .pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of an original executed counterpart of this Agreement.

8.9       Indemnification and Warranty. The Parties shall at all times comply with all applicable laws, statutes, ordinances, rules, regulations and other governmental requirements. The Parties agree to indemnify and hold the each other, its directors and officers, and its agents and employees, harmless from any and all claims, causes of action, losses, damage, liabilities, costs and expenses, including attorney fees, arising from the death of or injury to any person, from damage to or destruction of property, or from breach of the warranties in this Section, arising from the provision of Services by each other, its agents or employees.

8.10 Attorney’s Fees. The Parties agree that the non-prevailing Party will pay all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party to enforce this Agreement or other related agreements.

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In Witness Whereof, the Parties hereto have executed this Consulting Agreement as of the Effective Date.

THE COMPANY:

Eco Innovation Group, Inc.

By: X______________________

Julia Otey-Raudes

Chief Executive Officer

Address:

16525 Sherman Way

Suite C-1

Van Nuys, CA

CONSULTANT:

By: X______________________

Tabular Investments, LLC

Address:

520 S. Grand Ave., Suite 320

Los Angeles, CA

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